Exhibit 10.7

ENTERPRISE MANAGEMENT INCENTIVES

NOTICE OF THE GRANT OF AN OPTION UNDER SCHEDULE 5 INCOME TAX (EARNINGS AND PENSIONS) ACT 2003

1.	Details of the company whose shares are the subject of the Option Agreement:	2.	Details of the Employer Company giving this notice:	3.	Details of this option, and this employee’s other options:
Name: WVR Group, Inc		Name: Holiday-Rentals.com Limited		Date of grant: —
Registered number: N/a		Name of the Tax Office to which the company’s accounts are sent for Corporation Tax assessment:		Total market value (at date of this grant) of this employee’s unexercised EMI options, including this option: £—

Address of registered office:

c/o Corporation Service Company, 2711

Centerville Road, Suite 400, Wilmington, Delaware 19808

Name of the Tax Office to which the company’s accounts are sent for Corporation Tax assessment:

N/a

Corporation Tax reference: N/a

Hammersmith 2

Corporation Tax reference: 281/27326 16993

Name and reference of the Tax Office which deals with the tax liabilities of this company’s employees:

East Hants and Wight Area

PAYE tax reference: 581/ MI 1185

Total market value (at date of grant) of this employee’s unexercised CSOP and EMI Options in employee’s employer company, or any other group company: £— Select one:
				☒	The market value of the shares under this option at the date of its grant has been agreed with SVD as £— per share, or
				☐	The market value has not been agreed with SVD, or
				☐	The company’s shares were listed on a Recognised Stock Exchange at £ per share, at date of grant.
4.	Details of and declaration by the employee to whom this option has been granted:		5.	Declaration by a Director or the Secretary of the Employer Company:

Name in full: —

National Insurance number: —

I declare that I am committed to working for the Qualifying Company whose shares are the subject of this option, and/or for Qualifying Subsidiaries of that company, for: (select one)

☒ At least 25 hours a week, or    ☐  At least 75% of my Working Time.

Signature:                                          Date:                    2005

Name in full:

I attach a copy of the option agreement.

I declare that the option set out in the attached agreement satisfies the requirements of the Schedule in respect of: (select one)

☒ All the shares, or  ☐                         shares (enter number)

I also declare that to the best of my knowledge and belief, all the information given above is correct and complete.

Signature:                                         Date:                    2005

OPTION AGREEMENT

under the provisions of Schedule 5 to the Income

Tax (Earnings and Pensions) Act 2003

Between:

WVR Group, Inc., a Delaware corporation

and

[name]

Date of Option Agreement:

The RM2 Partnership Limited, registered in England 4613097

8-12 Coombe Road, New Malden, Surrey KT3 4QE www.rm2.co.uk

The WVR Group Inc 2005 UK Enterprise Management Incentive Plan

Option Agreement

Dated:

Between WVR Group, Inc., registered office c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, USA (“the Company”) and [            ] of [            ] (“the Optionee”) (together “the Parties”).

Whereas:

A	the Company wishes to offer the Optionee an Option to subscribe for Shares under the provisions of Schedule 5 to the Income Tax (Earnings and Pensions) Act 2003 (“the Schedule”);

B	the Option is offered to the Optionee by reason of the Optionee’s employment with the Company or a Subsidiary;

C	the Company declares and affirms that the sole purpose of offering the Option is the provision of incentives to the Optionee for the purposes of the Company’s trade, and that no part of the purpose is the avoidance of taxation;

D	at the date of this Option Agreement the Company is a qualifying company within the meaning of Part 3 of the Schedule;

E	at the date of this Option Agreement the Optionee is an eligible employee within the meaning of Part 4 of the Schedule.

The Parties HEREBY AGREE as follows:

1	Grant of Option

1.1	The Administrator hereby grants to the Optionee an Incentive Share Option (the “Option”) to purchase Shares in the Company subject to the terms and conditions set out in the Rules of The WVR Group Inc 2005 UK Enterprise Management Incentive Plan (the “Plan”) which is incorporated herein by reference and which was adopted by the Administrator on [date] as a sub-plan of the WVR Group Inc 2004 Stock Option Plan. Subject to Rule 14.3 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

1.2	This Incentive Share Option is intended to qualify as a qualifying option within the meaning paragraph 1 of the Schedule. Nevertheless, to the extent that there is a disqualifying event within the meaning of sections 533 to 539 of ITEPA this Option shall be treated as a Nonstatutory Share Option to the extent the Option remains unexercised later than forty (40) days after the day on which the event occurred.

1.3	The Date of Grant of this Option is [the date of this Option Agreement].

1.4	The Vesting Commencement date is [the day before the date of this Option Agreement].

1.5	The maximum number of Shares that may be acquired through the exercise of the Option shall be —.

1.6	The exercise price (the “Exercise Price”) shall be US$0.01 per Share. (cf 110% rule under Rule 9 of the Plan)

1.7

The Option shall expire and lapse, to the extent it has not already done so, on the tenth (10th) anniversary of the Date of Grant. (cf 5 year rule for holders of 10% stock in Company, Parent or Subsidiary under Rule 8.1 of the Plan)

2	Vesting Schedule

2.1	[Vesting Schedule]

3	Termination Period

3.1	Subject to Clauses 1.2 and 1.7 above, this Option shall be exercisable for three (3) months after Optionee ceases to be a Service Provider. Upon Optionee’s death or Disability, this Option may be exercised for twelve (12) months after Optionee ceases to be a Service Provider.

4	Exercise of Option

4.1	Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Clause 2 above and with the applicable provisions of the Plan and this Option Agreement.

4.2	Method of Exercise.

4.2.1	This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

4.2.2	No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

5	Optionee’s Representations

5.1	In the event the Shares have not been registered under the Securities Act at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

6	Market Standoff Agreement

6.1	Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act.

6.2

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities)

of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Clause 6 shall not apply to a registration relating solely to (i) employee benefit plans or (ii) an SEC Rule 145 transaction. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Clause 6.

7	Method of Payment

7.1	Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

7.1.1	cash or cheque;

7.1.2	consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

7.1.3	surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

8	Restrictions on Exercise

8.1	This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

9	Non-Transferability of Option

9.1	This Option shall be personal to the Optionee and his or her rights hereunder shall not be capable of being transferred, charged or otherwise alienated otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. The Option Certificate shall carry a statement to this effect.

10	Term of Option

10.1	This Option may be exercised only within the term set out in Clause 3 and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11	Tax Obligations

11.1

Withholding Taxes. If in connection with the grant, holding and/or exercise of this Option the Optionee becomes liable to tax, duties, national insurance contributions or any other amount and the Company (or the Parent or Subsidiary employing or retaining Optionee) is liable to make a payment to any revenue or other authority on account of the liability, or the Company (or the Parent or Subsidiary employing or retaining Optionee) becomes liable to payment of employer’s national insurance contributions, the Optionee shall as a condition of exercising the Option and before exercising the Option (whether in whole or in part) enter into such appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the purpose of ensuring that the Optionee discharges all such liabilities set out in this Clause 11.1 and without prejudice to the generality of the foregoing, the Administrator may sell a sufficient number of Shares on exercise of the Option or require the Optionee to remit to the Administrator an amount to satisfy the aforementioned liabilities. Optionee acknowledges and agrees that the Company may refuse to honour the exercise and refuse to deliver Shares if such liabilities are not honoured at the time of exercise.

12	Entire Agreement; Governing Law

12.1	The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of writing signed by the Company and Optionee. This Option Agreement shall be governed by English law.

12.2	Save as otherwise provided in this Agreement, a person who is not a party to an Option Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement. This Clause shall not affect any right or remedy of a third party which exists or is available apart from that Act.

13	No Guarantee of Continued Service

13.1	THE OPTIONEE AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE IN CLAUSE 2 IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN CLAUSE 2 DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

14	Acknowledgment

14.1	The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.

14.2	The Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

14.3	The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

14.4	Each Party shall bear its own costs in connection with this Option Agreement.

EXECUTED AND DELIVERED AS A DEED THE DAY AND YEAR WRITTEN ABOVE:

WVR Group Inc acting by:	)
Director

)
Director/Secretary

Optionee:	Witnessed by:

Signature	Witness signature

Print name	Print name

Address of witness:

Occupation:

EXHIBIT A

THE WVR Group Inc 2005 UK ENTERPRISE MANAGEMENT INCENTIVE

PLAN

EXERCISE NOTICE

WVR Group, Inc.

3801 Capital of Texas Highway South

Suite 150

Austin, Texas 78704

USA

Attn: Secretary

1. Exercise of Option. Effective as of today,                     ,             , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                      shares of the Common Stock (the “Shares”) of WVR Group Inc. (the “Company”) under and pursuant to The WVR Group Inc 2005 UK Enterprise Management Incentive Plan (the “Plan”) and the Stock Option Agreement dated                     ,              (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Share, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Rule 12 of the Plan.

5. Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase up to all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by cheque), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. To the extent the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE CORPORATION) SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A 180-DAY MARKET STANDOFF AGREEMENT, AND A RIGHT OF FIRST REFUSAL HELD BY THE CORPORATION AS SET FORTH IN AN EXERCISE NOTICE BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Optionee, at the Optionee’s address, facsimile number or electronic mail address set forth on the signature page to the Option Agreement, or at such other address, facsimile number or electronic mail address as the Optionee may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its principal executive office, or at such other address as the Company may designate by ten (10) days’ advance written notice to the Optionee. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on the signature page to the Option Agreement. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Optionee agrees that such notice may given by facsimile or by electronic mail.

11. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining provisions hereof will continue in full force and effect.

12. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE:	WVR GROUP, INC.

By:
Signature

Its:
Print Name

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	WVR GROUP, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

1	The Optionee represents and warrants now, and at the time of exercise shall represent and warrant in writing to the Company as required by the Company, as follows:

2	(i) I am receiving the securities for my own account for investment only and not with a view to or for sale in connection with any distribution of the securities in violation of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any rule or relation under the Securities Act.

(ii)	I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

(iii)	I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the securities and to make an informed investment decision with respect to such purchase.

(iv)	I can afford a complete loss of the value of the securities and am able to bear the economic risk of holding such securities for an indefinite period.

(v)	I understand that (i) the securities have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the securities cannot be sold, transferred or otherwise disposed of unless they are either registered under the Securities Act or the Company has been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from registration requirements under the Securities Act; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Company’s common stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the securities under the Securities Act; and (v) the Company shall not be required to transfer on its books any securities which have been sold or transferred in violation of these representations and warranties or to treat as the owner of the securities, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the securities have been transferred in contravention of these representations and warranties.

(vi)	If the securities are being issued pursuant to Regulation D of the Securities Act, then,

I represent and warrant that I am an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. If the securities are being issued pursuant to Regulation S under the Securities Act (“Regulation S”), then, I represent and warrant that I am not a “U.S. person” as such term is defined in Regulation S and that I am obtaining the securities in an “offshore transaction” (as such term is defined in Regulation S) outside the United States, and that, to my knowledge, no “directed selling efforts” (as such term is defined in Regulation S) in the United States have been made by the Company in connection with my acquisition of the securities, and I agree not to enter a hedging transaction with respect to the securities unless in compliance with the Securities Act.

“Optionee”

(Signature)

(Print Name)

Date: